Exhibit 99.1

DevvStream Holdings to List on Nasdaq Via Business Combination with Focus Impact Acquisition Corp.

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Company Overview. Founded in 2021, DevvStream Holdings Inc. is a leading carbon streaming company focused on technology-based decarbonization solutions that advance the development and monetization of environmental assets. DevvStream seeks to partner with governments and corporations worldwide to achieve their sustainability goals through the implementation of curated green technology projects that are designed to improve energy efficiency and eliminate, reduce or sequester carbon emissions, through the use of carbon credits.

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Expected Long-Term, Recurring, High Margin Revenue Streams. DevvStream’s Carbon Management and Carbon Investment programs will leverage a systematic approach to the process of generating carbon credits by partnering with project owners to either directly invest as a co-developer or execute project design, documentation, and certification efforts and associated costs in exchange for a substantial portion of multi-year carbon credit streams. Typical projects incur ongoing management and administrative costs during the contract term and generate recurring streams of carbon credits.

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Capex-Light Business Model Drives Attractive Cash Flows. DevvStream’s current portfolio of co-development projects typically target opportunities that require limited or zero upfront capital investment. In exchange for the generation, management and monetization of carbon credits, DevvStream targets retaining a substantial portion of the carbon credits for initial contractual periods of 10 years or more. DevvStream intends to monetize these carbon credits through its network of offtake purchasers.

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Breakout Growth Driven by Current Projects. DevvStream currently has multiple projects in its portfolio expected to generate $13.0 million and $55.1 million in net revenue in calendar-year 2024 and 2025, respectively.  Also, due to DevvStream’s distinct business model, the Company estimates EBITDA of $6.7 million and $45.1 million during calendar-year 2024 and 2025, respectively.

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Significant and Growing Long-Term Total Addressable Market Opportunity. DevvStream participates in both compliance and voluntary carbon markets.  Global compliance markets are estimated at nearly $1 trillion in volume annually, while the voluntary market was estimated at roughly $2.0 billion in 2022. Recent estimates suggest the total voluntary carbon market could reach as much as $250 billion by 2030.

•	Valuation. The implied enterprise value of DevvStream at closing is approximately $212.8 million, representing an equity value of C$2.16 per DevvStream subordinate voting share prior to closing.

VANCOUVER, BRITISH COLUMBIA, CANADA September 13, 2023 – DevvStream Holdings Inc. (“DevvStream” or the “Company”) (NEO: DESG) (OTC: DSTRF) (FSE: CQ0) and Focus Impact Acquisition Corp. (“Focus Impact” or “FIAC”) (NASDAQ: FIAC) today announced that they have entered into a definitive Business Combination Agreement (the “Business Combination Agreement”) for a business combination (the “Transaction” or the “Business Combination”). DevvStream is a leading developer and manager of technology-based carbon credits and related sustainability solutions. DevvStream seeks to partner with governments and corporations worldwide to achieve their sustainability goals through the implementation of curated green technology projects that improve energy efficiencies, and eliminate and reduce or sequester carbon emissions, through the use of carbon credits. DevvStream also helps these organizations meet their net zero goals by providing them access to high-quality carbon credits. Focus Impact is a special purpose acquisition corporation focused on amplifying social impact through the pursuit of a merger or business combination with socially forward companies. The Transaction is structured as an amalgamation of DevvStream into a wholly owned subsidiary of Focus Impact, following Focus Impact’s redomiciling as an Alberta company. Focus Impact will be renamed DevvStream Corp. (the “Combined Company”) and continue the business of DevvStream following the amalgamation. It is a condition of the Transaction that the securities of the Combined Company will be listed on the Nasdaq Stock Exchange, and the shares are expected to trade under the ticker symbol “DEVS”.

DevvStream’s business includes two distinct programs focused on the development and monetization of carbon credits by partnering with project developers to invest in, and facilitate the process of scoping, registering, validating, and monitoring projects in order to generate carbon credits.

Capex-Light Business Model Drives Attractive Returns on Invested Capital.  The Company’s Carbon Investment programs seeks to partner with project developers and to directly invest capital into carbon emission offset or reduction projects in exchange for a substantial portion of the resulting carbon credit stream generated by the project. Typical projects targeted to be invested in by the Company are expected to generate an approximate two-year payback period, with average capital investments ranging from $500,000 to $2.5 million in size.

With regard to the Company’s Carbon Management programs, DevvStream seeks to partner with developers, bringing its deep experience and systematic approach to the complicated carbon credit generation process. The Company generally seeks to invest only the costs associated with the project design and documentation of the project in exchange for a portion of the carbon credits generated.

Expected Long-Term, Recurring Revenue Stream Carries Robust Margin Profile. The Company’s two expected revenue drivers consist of contractual, long-term, recurring revenue streams that are expected to continue to grow as each project is expanded and executed.  The current portfolio of projects is expected to generate an estimated $13.0 million and $55.1 million in net revenue in calendar-year 2024 and 2025, respectively.  As the current project portfolio is developed, the associated revenue streams are expected to drive robust growth and expand margins with limited incremental cost.  Due to DevvStream’s distinct business model, the Company estimates EBITDA of $6.7 million and $45.1 million during calendar-year 2024 and 2025, respectively. As DevvStream continues to advance its current pipeline of contracted projects and over 140 identified projects, management expects to see substantial upside to its forecast.

Total Addressable Market Poised for Rapid Growth. The total global carbon market, including both compliance-based and voluntary carbon credits, is estimated to have been nearly $1 trillion in 2022, which is largely dominated by the compliance market.  The global compliance-based carbon market has historically been characterized by premium pricing and significantly lower volatility for carbon credits generated under this framework. These characteristics, which reflect the more developed and mature state of this market driven largely by the uniform regulatory framework governing most of this market, provide an enhanced level of reliability, predictability and general transparency.  DevvStream expects the majority of its forecasted 2025 revenue will be driven by compliance-based credits; however, the rapidly expanding voluntary carbon market also presents a substantial opportunity.

While the voluntary carbon markets remain largely unregulated, the recent launch of a new regulatory framework earlier this year, known as Core Carbon Principles, by The Integrity Council for the Voluntary Carbon Market, an independent governance body for the voluntary carbon market, marks a notable shift towards dramatically improved standardization, reliability and transparency in the voluntary carbon markets.  Recent estimates suggest that the voluntary carbon market could reach as much as $250 billion by 2030.

Management Commentary

Sunny Trinh, CEO and co-founder of DevvStream, commented, “Entering into a definitive agreement to merge with Focus Impact is a significant step towards accelerating the growth of our differentiated technology-based approach to carbon markets. With the added financial strength, improved visibility and coverage, and improved access to capital markets, we believe we are well-positioned to execute on our current project portfolio and continue to advance our deep pipeline of opportunities towards development, with the goal of becoming the leader in technology-based solutions for carbon markets.” Mr. Trinh continued, “Bringing new technology and enhanced transparency to the voluntary carbon markets should also help drive increased reliability, accountability and accessibility to the broader carbon markets, thus accelerating participation and driving a meaningful impact to reducing global carbon emissions.”

Carl Stanton, CEO of Focus Impact, stated, “Our proposed merger with DevvStream presents a significant opportunity to create substantial value for our shareholders as the DevvStream team executes on its current project portfolio, while simultaneously working to help carbon development partners and purchasers meet their sustainability goals. The Company has a systematic approach to the design, validation, and verification of technology-based carbon credits, including its blockchain-based, Environmental Asset Management Platform and its significant intellectual property footprint. The DevvStream team is committed to transparency and reliability, and these qualities are part of the company's motivation to be a U.S. public registrant.”

Transaction Overview

Pursuant to the Business Combination Agreement, Focus Impact will re-domicile in the Province of Alberta, Canada and a newly formed, wholly-owned subsidiary of Focus Impact will combine with DevvStream, such that, following the combination, DevvStream will continue as a wholly-owned subsidiary of Focus Impact, which will be renamed DevvStream Corp. The aggregate transaction consideration deliverable to the DevvStream stockholders shall be a number of newly issued shares of common stock (or shares of common stock issuable upon the exercise or conversion of other outstanding securities of DevvStream that are converted as a part of the transaction) of the Combined Company equal to US$145 million plus the aggregate exercise price of the outstanding DevvStream options and warrants, with each share of common stock of the Combined Company valued at US$10.20 per share for the purposes of the Transaction. Based on the aggregate transaction consideration, assuming full dilution and a U.S. dollar to Canadian dollar exchange rate of 1.34, this implies a deemed per share value of C$2.16 for DevvStream’s subordinate voting shares.

Focus Impact maintains a trust account in the amount of approximately US$60 million, as of June 30, 2023 (prior to any redemptions by its public shareholders).  All proceeds to DevvStream from the proposed Transaction (after satisfaction of payments to redeeming Focus Impact shareholders and satisfaction of relevant fees, expenses and other liabilities) are expected to be used to by the Combined Company to execute its business plan and for general working capital purposes.  The post-transaction enterprise value of DevvStream (prior to receipt of any proceeds from additional capital raising activity) implied by the transaction terms is US$212.8 million.

The Transaction has been unanimously approved by the Board of Directors of Focus Impact and by unanimous consent of the disinterested directors of the Board of Directors of DevvStream.  Completion of the proposed Transaction is subject to customary closing conditions, including all requisite approvals by the shareholders of DevvStream and Focus Impact, the listing approval of NASDAQ and the effectiveness of the registration statement with the U.S. Securities and Exchange Commission (“SEC”). DevvStream is expected to delist from the Cboe Canada stock exchange on closing.

Additional information about the proposed Transaction will be provided in a Current Report on Form 8-K to be filed by Focus Impact with the SEC and available at www.sec.gov.

DevvStream will be filing a copy of the Business Combination Agreement under its profile on SEDAR at www.sedarplus.ca. Additional details relating to the proposed Transaction will also be available in the management information circular to be provided to shareholders of DevvStream to seek approval of the proposed Transaction. Once mailed to the shareholders of DevvStream it will also be filed under DevvStream’s profile on SEDAR.

Advisors

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC (“CCM”), served as exclusive financial advisor, lead capital markets advisor and placement agent to Focus Impact. Morrison & Foerster LLP and McMillan LLP served as legal counsel to DevvStream. Kirkland & Ellis LLP and Stikeman Elliott LLP served as legal counsel to Focus Impact.

Investor Conference Call Information

DevvStream and Focus Impact will host a joint investor conference call at 8:30 AM ET today, September 13, 2023, to discuss the proposed transaction. To listen to the prepared remarks via telephone, dial: 1-877-407-0784 (US) or 1-201-689-8560 (international), and an operator will assist you.  A telephone replay will be available at 1-844-512-2921 (U.S.) or 1-412-317-6671 (International), passcode: 13741224, through September 27, 2023 at 11:59 PM ET. A transcript of this conference call and the related presentation can also be found on DevvStream’s investor page and will be filed by Focus Impact with the SEC.

About DevvStream

Founded in 2021, DevvStream Holdings Inc. is a leading carbon streaming company focused on technology-based decarbonization solutions that advance the development and monetization of environmental assets. DevvStream seeks to partner with governments and corporations worldwide to achieve their sustainability goals through the implementation of curated green technology projects that are designed to improve energy efficiency and eliminate, reduce or sequester carbon emissions, through the use of carbon credits.

About Focus Impact Acquisition Corp

FIAC is a special purpose acquisition company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company is sponsored by Focus Impact Sponsor, LLC. FIAC intends to focus its search on businesses that are, or seek to be positioned as, a “Social-Forward Company”, which are companies that marry operating excellence with the desire to create Social good, with the benefit of increasing attention and capital flows to such companies while amplifying their social impact.

Forward-Looking Statements

Certain statements in this communication may be considered forward-looking statements. Forward-looking statements that are statements that are not historical facts and generally relate to future events or FIAC’s or DevvStream’s future financial or other performance metrics. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. These forward-looking statements, including, without limitation, FIAC’s, DevvStream’s and the Combined Company’s expectations with respect to future performance and anticipated financial impacts of the proposed transactions, the satisfaction of the closing conditions to the proposed transactions and the timing of the completion of the proposed transactions, are subject to risks and uncertainties, which could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by FIAC and its management, and Devvstream and its management, as the case may be, are inherently uncertain and subject to material change. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. certain other risks are identified and discussed in.  Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of negotiations and any subsequent definitive agreements with respect to the proposed transactions; (2) the outcome of any legal proceedings that may be instituted against FIAC, DevvStream, the Combined Company or others; (3) the inability to complete the proposed transactions due to the failure to obtain approval of the stockholders of FIAC and DevvStream or to satisfy other conditions to closing; (4) changes to the proposed structure of the proposed transactions that may be required or appropriate as a result of applicable laws or regulations; (5) the ability to meet stock exchange listing standards following the consummation of the proposed transactions; (6) the risk that the proposed transactions disrupts current plans and operations of FIAC or DevvStream as a result of the announcement and consummation of the proposed transactions; (7) the ability to recognize the anticipated benefits of the proposed transactions, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (8) costs related to the proposed transactions; (9) changes in applicable laws or regulations; (10) the possibility that FIAC, DevvStream or the Combined Company may be adversely affected by other economic, business, and/or competitive factors; (11) the Company’s estimates of expenses and profitability and underlying assumptions with respect to stockholder redemptions and purchase price and other adjustments; (12) various factors beyond management’s control, including general economic conditions and other risks, uncertainties and factors set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in FIAC’s final prospectus relating to its initial public offering, filed with the SEC on October 27, 2021, and other filings with the SEC, including the registration statement on Form S-4 to be filed by FIAC in connection with the transaction (the “Registration Statement”) and (13) certain other risks identified and discussed in DevvStream’s Annual Information Form for the year ended July 31, 2022, and DevvStream’s other public filings with Canadian securities regulatory authorities, available on DevvStream’s profile on SEDAR at www.sedarplus.ca.

These forward-looking statements are expressed in good faith, and FIAC, DevvStream and the Combined Company believe there is a reasonable basis for them. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and none of FIAC, DevvStream or the Combined Company is under any obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports, which FIAC has filed or will file from time to time with the SEC and DevvStream’s public filings with Canadian securities regulatory authorities. This communication is not intended to be all-inclusive or to contain all the information that a person may desire in considering an investment in FIAC or DevvStream and is not intended to form the basis of an investment decision in FIAC or DevvStream. All subsequent written and oral forward-looking statements concerning FIAC and DevvStream, the proposed transaction or other matters and attributable to FIAC and DevvStream or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements above.

Additional Information and Where to Find It

In connection with the Business Combination, FIAC and Devvstream intend to prepare, and FIAC intends to file a Registration Statement containing a prospectus with respect to the Combined Company’s securities to be issued in connection with the Business Combination, a proxy statement with respect to the stockholders’ meeting of FIAC to vote on the Business Combination and certain other related documents. Investors, securityholders and other interested persons are urged to read, when available, the preliminary proxy statement/prospectus in connection with FIAC’s solicitation of proxies for its special meeting of stockholders to be held to approve the Business Combination (and related matters) and general amendments thereto and the definitive proxy statement/prospectus because the proxy statement/prospectus will contain important information about FIAC, Devvstream and the Business Combination. When available, FIAC will mail the definitive proxy statement/prospectus and other relevant documents to its stockholders as of a record date to be established for voting on the Business Combination. This communication is not a substitute for the Registration Statement, the definitive proxy statement/prospectus or any other document that FIAC will send to its stockholders in connection with the Business Combination. Once the Registration Statement is declared effective, copies of the Registration Statement, including the definitive proxy statement/prospectus and other documents filed by FIAC or Devvstream with the SEC, may be obtained, free of charge, by directing a request to Focus Impact Acquisition Corp., 250 Park Avenue, Suite 911, New York, New York 10177. The preliminary and definitive proxy statement/prospectus to be included in the Registration Statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov).

Participants in the Solicitation

FIAC and its directors, executive officers, other members of management, and employees, may be deemed to be participants in the solicitation of proxies of FIAC’s stockholders in connection with the Business Combination under SEC rules. Information regarding the persons who may, under SEC rules, be deemed participants in the solicitation of FIAC’s stockholders in connection with the Business Combination will be in the Registration Statement and the proxy statement/prospectus included therein, when it is filed with the SEC. To the extent that holdings of FIAC’s securities have changed since the amounts printed in FIAC’s Registration Statement on Form S-1 relating to its initial public offering, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Investors and security holders may obtain more detailed information regarding the names and interests in the Business Combination of FIAC’s directors and officers in FIAC’s filings with the SEC and such information will also be in the Registration Statement to be filed with the SEC, which will include the proxy statement/prospectus of FIAC for the Business Combination.

Devvstream and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of FIAC in connection with the Business Combination. A list of the names of such directors and executive officers and information regarding their interests in the Business Combination will be included in the proxy statement/prospectus of FIAC for the Business Combination when available. You may obtain free copies of these documents as described in the preceding paragraph.

No Offer or Solicitation

This news release is for informational purposes only and shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the transactions described herein. This news release shall also not constitute an offer to sell or the solicitation of an offer to buy the securities of FIAC, Devvstream or the Combined Company, nor shall there be any sale of securities in any states or jurisdictions in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933 (as amended), or an exemption therefrom.

Financial Outlook

This news release contains statements that are considered financial outlook within the meaning of applicable Canadian securities laws (“Financial Outlook”), including statements regarding EBITDA margins on DevvStream’s Carbon Management and Carbon Investment programs, revenue and EBITDA margin estimates for DevvStream’s portfolio of projects. These statements are subject to the same assumptions, risk factors, limitations and qualifications as set forth above. In addition, certain key assumptions that underpin the Financial Outlook are as follows: the timing and duration of projects, the number of credits issued and the pricing of such credits. The methodology used by the Company to forecast revenue differs for different contracts, but generally relies on inputs from the Company’s operations staff and its contractual partners, which may prove to be inaccurate. With respect to any references to the Company’s EBITDA herein, the related revenue calculations include the Company’s interest in its joint venture with 1824400 Alberta Limited.  Financial Outlook contained in this news release was prepared using the same accounting principles that the parties expect the Combined Company to use in preparing its financial statements for the applicable periods covered by such Financial Outlook. Financial Outlook was made as of the date of this news release and is provided for the purpose of describing anticipated sources, amounts and timing of revenue generation and the Combined Company’s business model.  Although Financial Outlook presented in this news release is based on reasonable expectations developed by the Company’s management, the assumptions and estimates underlying such Financial Outlook subject to significant business, economic, and competitive uncertainties and contingencies, many of which will be beyond the control of the Combined Company. Accordingly, the Financial Outlook are only estimates and are necessarily speculative in nature and actual results may vary materially from such Financial Outlook. Financial Outlook contained in this news release should not be used for purposes other than for which it is disclosed herein.

Non-IFRS Measures

In this news release, reference is made to EBITDA margins (the “Non-IFRS measures”).  The Company believes that these Non-IFRS measures are useful indicators with regard to understanding the business model of the Combined Company. These Non-IFRS measures are not generally accepted financial measures under International Financial Reporting Standards (“IFRS”) and do not have standardized meanings prescribed by IFRS.  Investors are cautioned that none of these Non-IFRS measures should be considered as an alternative to earnings, earnings per share, or cash flow, as determined in accordance with IFRS.  As there is no standardized method of calculating any of these Non-IFRS measures, the Company’s method of calculating each of them may differ from the methods used by other entities and, accordingly, the Company’s use of any of these Non-IFRS measures may not be directly comparable to similarly titled measures used by other entities.  Accordingly, these Non-IFRS measures are intended to provide additional information and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with IFRS.

EBITDA margins is defined as earnings determined in accordance with IFRS, adding back the following line items form the consolidated income statement: interest, taxes, depreciation and amortization.

Non-GAAP Measures

This news release includes certain financial measures not presented in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures are not measures of financial performance in accordance with GAAP and may exclude items are significant in understanding and assessing DevvStream’s financial results. Therefore, these measures should not be considered in isolation or as an alternative to net income, cash flows from operations or other measures of profitability, liquidity or performance under GAAP. You should be aware that DevvStream’s presentation of these measures may not be comparable to similarly-titled measures used by other companies. Devvstream believes these non-GAAP measures of financial results provide useful information to management and investors regarding certain financial and business trends relating to DevvStream’s financial condition and results of operations.

This news release also includes certain projections of non-GAAP financial measures. Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these projected measures, together with some of the excluded information not being ascertainable or accessible, Devvstream is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.

Information Sources

For Investors:

John Ragozzino, CFA
ICR, Inc.
DevvstreamIR@icrinc.com
info@focus-impact.com

For Media:

Zach Gorin
ICR, Inc.
DevvstreamPR@icrinc.com
info@focus-impact.com